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                                                                   EXHIBIT(b)(2)


                   [CITIBANK/SALOMON SMITH BARNEY LETTERHEAD]





November 30, 2001
Temple-Inland Inc.
1300 S. Mopac Expressway
Austin, TX 78746

Attention:        Randall D. Levy, Chief Financial Officer
                  David W. Turpin, Treasurer

                     $900,000,000 364-DAY TERM LOAN FACILITY

                                AMENDMENT LETTER

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated September 26, 2001 (the "Commitment Letter") among Salomon Smith Barney Inc. ("SSBI"), Citibank, N.A. ("Citibank") and you.

You, SSBI and Citibank agree that Section 2 of the Commitment Letter is hereby amended by replacing the text "December 28, 2001" with the text "February 28, 2002".


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Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning the enclosed duplicate originals to Robert Danziger, Vice President, Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013 (telecopier: 212-723-8548). If you elect to deliver this Amendment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,

SALOMON SMITH BARNEY INC.

By   /s/ STEVEN R. VICTORIN
   -----------------------------------------
   Name: Steven R. Victorin
   Title: Managing Director


CITIBANK, N.A.

By   /s/ CAROLYN A. KEE
   -----------------------------------------
   Name: CAROLYN A. KEE
   Title:  Vice President


ACCEPTED AND AGREED
On November 30, 2001

TEMPLE-INLAND INC.

By   /s/ DAVID W. TURPIN
   -----------------------------------------
   Name: David W. Turpin
   Title: Treasurer